UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/16/2008

CONTRACTED SERVICES, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  333-136643

FLORIDA	59-3656663
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

5222 110th Ave North
Clearwater, FL 33760
(Address of principal executive offices, including zip code)

727-410-0740
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[X]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

Contracted Services, Inc. has agreed to acquire the assets, marketing materials, names and intellectual property of the products known as Medical Check In, Customer Check In and Visitor Check In from Medical Check In Systems, Inc. for $50,000 of which approximately $32,000 is accounts receivable.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTRACTED SERVICES, INC.

Date: June 16, 2008	By:	/s/ John L Corn
John L Corn
President